UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 25, 2012

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2012, the board of directors (the “Board”) of the Company, upon recommendation of the nominating and corporate governance committee of the Board, adopted the Second Amended & Restated Bylaws of the Company (the “Amended Bylaws”).  The Amended Bylaws became effective immediately upon adoption by the Board and provided, among other things, the following:

(a)         In order to be timely, a stockholder’s notice of the nominations of persons for election to the Board or the proposal of other business to be brought at an annual meeting of stockholders must be delivered to the Company’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders.

(b)         A stockholder’s notice must contain, with regard to the stockholder giving notice, (i) the name and address of such stockholder, (ii) the number and class of shares owned by such stockholder and an agreement of the stockholder to disclose, within 5 business days of the record date, the number and class of shares held as of the record date, (iii) a representation that the stockholder intends to appear in person at the meeting, (iv) a description of any arrangements between the stockholder and any other stockholder(s), (v) a description of any arrangements intended to mitigate the risk of a loss in share price and an agreement of the stockholder to disclose, within 5 business days of the record date, of any arrangements as of the record date, and (vi) whether such stockholder intends to deliver, or is part of a group that intends to deliver, a proxy statement to at least the percentage of stockholders necessary to carry the proposal or otherwise solicit proxies.

(c)          The Company may require proposed director nominees to provide any other information that it may reasonably require to determine eligibility of such individual to serve as a director

(d)         The Board, in its discretion, may hold any meeting by means of remote communication so long as (i) the company implements reasonable measures to verify that each person present and permitted to vote is a stockholder, (ii) the company implements reasonable measures to allow stockholders to participate (e.g., hear and be heard) in the meeting, and (iii) a record of any vote or other action taken by a stockholder is maintained.

The foregoing does not constitute a complete summary of the terms of the Amended Bylaws.  The description of the Amended Bylaws is qualified in its entirety by reference to such document.  A copy of the Amended Bylaws is attached to this Current Report as Exhibit 3.1 and is incorporated herein in its entirety by reference thereto.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 23, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  During the Annual Meeting, stockholders were asked to consider and vote upon three proposals: (1) the election of eleven nominees to serve as members of the Company’s Board for a one-year term expiring at the annual meeting of stockholders in 2013 and until their successors are duly elected and qualified, (2) an advisory vote on the compensation of the Company’s named executive offices, and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012.

On the record date of April 4, 2012, there were 102,343,690 shares of the Company’s common stock issued and outstanding and entitled to be voted at the Annual Meeting.  For each proposal, the results of the stockholder voting were as follows:

1.              Election of eleven nominees to serve as members of the Board for a one-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Emmanuel T. Ballases	90,474,079	828,120	3,371,821
Judy C. Bozeman	89,817,759	1,494,440	3,371,821
Frank J. Bramanti	90,169,068	1,143,131	3,371,821
Walter M. Duer	91,081,466	230,733	3,371,821
James C. Flagg, Ph.D.	89,900,310	1,411,889	3,371,821
Thomas M. Hamilton	89,278,491	2,033,708	3,371,821
Leslie S. Heisz	90,470,222	841,977	3,371,821
John N. Molbeck, Jr.	90,480,100	832,099	3,371,821
Robert A. Rosholt	91,082,038	230,161	3,371,821
J. Mikesell Thomas	90,467,675	844,524	3,371,821
Christopher J.B. Williams	90,235,503	1,076,696	3,371,821

2.              Advisory vote on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
86,952,291	3,989,770	370,138	3,371,821

3.              Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012:

Votes For	Votes Against	Abstain	Broker Non-Votes
93,430,660	1,074,557	178,803	n/a

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

No.	Exhibit
3.1	Second Amended & Restated Bylaws of HCC Insurance Holdings, Inc., effective May 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel & Assistant Secretary

DATED:  May 25, 2012